UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	LEA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

Underwriting Agreement

On November 4, 2021, Lear Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as representatives of the several underwriters (the “Underwriters”), relating to the issuance and sale by the Company of $350 million in aggregate principal amount of 2.600% senior notes due 2032 (the “2032 Notes”) and $350 million in aggregate principal amount of 3.550% senior notes due 2052 (the “2052 Notes” and, together with the 2032 Notes, the “Notes”). The 2032 Notes were issued at 99.782% of par, resulting in a yield to maturity of 2.624%. The 2052 Notes were issued at 99.845% of par, resulting in a yield to maturity of 3.558%. The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on August 14, 2020 (Registration No. 333-246087).

Net proceeds of the offering were approximately $691.6 million, after deducting the underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offering to (1) fund the repayment in full of its term loan facility maturing on August 8, 2022, in the amount of $206.3 million and (2) fund the purchase price of up to $200.0 million aggregate principal amount of 3.800% Senior Notes due 2027 validly tendered and accepted for payment pursuant to a cash tender offer. The Company expects to use the remaining net proceeds for general corporate purposes, which may include the purchase price for the acquisition of substantially all of Kongsberg Automotive’s Interior Comfort Systems business unit, including fees and expenses, and/or additional repayments, redemptions or repurchases of our outstanding indebtedness.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1.

Indenture

On November 8, 2021, the Company completed its offering of the Notes. The Company issued the Notes pursuant to an Indenture, dated November 8, 2021 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented, in the case of the 2032 Notes, by the First Supplemental Indenture, dated November 8, 2021, between the Company and the Trustee (the “First Supplemental Indenture,”) and, in the case of the 2052 Notes, the Second Supplemental Indenture, dated November 8, 2021, between the Company and the Trustee (the “Second Supplemental Indenture and, together with the First Supplemental Indenture, the “Supplemental Indentures” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”).

The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company. Interest is payable on the Notes on January 15 and July 15 of each year, beginning July 15, 2022. The 2032 Notes will mature on January 15, 2032 and the 2052 Notes will mature on January 15, 2052.

Prior to October 15, 2031, the Company may at its option redeem the 2032 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2032 Notes plus the applicable premium, if any, as of, and accrued and unpaid interest to, but not including, the redemption date. On or after October 15, 2031, the Company may at its option redeem the 2032 Notes, at any time, in whole or in part, on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.

Prior to July 15, 2051, the Company may at its option redeem the 2052 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2052 Notes plus the applicable premium, if any, as of, and accrued and unpaid interest to, but not including, the redemption date. On or after July 15, 2051, the Company may at its option redeem the 2032 Notes, at any time, in whole or in part, on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.

Subject to certain limitations, in the event of a change of control of the Company and a related ratings decline, the Company will be required to make an offer to repurchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the purchase date.

The Indenture contains restrictive covenants that, among other things, limit the ability of the Company to create or permit liens and consolidate or merge or sell all or substantially all of the Company’s assets. The foregoing limitations are subject to exceptions as set forth in the Supplemental Indentures.

The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest, (ii) breach of certain covenants contained in the Indenture or the Notes, (iii) failure to pay certain other indebtedness within the applicable grace period or the acceleration of any such indebtedness by the holders thereof because of a default prior to maturity if the total amount of such indebtedness unpaid or accelerated exceeds $200 million or its foreign currency equivalent and (iv) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of that series may declare all of the Notes of that series to be due and payable.

The Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are filed as Exhibits 4.1, 4.2 and 4.3, respectively hereto and are incorporated herein by reference. The above description of the material terms of the Indenture is not complete and is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated November 4, 2021, among the Company and BofA Securities, Inc. Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as representatives of the several underwriters named therein.

4.1	Indenture, dated November 8, 2021, between the Company and the Trustee.

4.2	First Supplemental Indenture, dated November 8, 2021, between the Company and the Trustee.

4.3	Second Supplemental Indenture, dated November 8, 2021, between the Company and the Trustee.

5.1	Opinion of Winston & Strawn LLP

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: November 8, 2021	By:	/s/ Jason M. Cardew
	Name:	Jason M. Cardew
	Title:	Senior Vice President and Chief Financial Officer